UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2022

Monterey Bio Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40861 (Commission File Number)	85-2204842 (I.R.S. Employer Identification No.)

17 State Street 21st Floor New York, NY (Address of principal executive offices)	10004 (Zip Code)

(917) 267-0216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	MTRYU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	MTRY	The Nasdaq Stock Market LLC
Redeemable Warrants, each Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MTYRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the special meeting (defined below), on September 29, 2022, Monterey Bio Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment to the Investment Management Trust Agreement, dated September 30, 2021, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”). A copy of the amendment to the Trust Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the special meeting, on September 29, 2022, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter”) which became effective upon filing. A copy of the certificate of amendment to the Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 29, 2022, the Company held a special meeting in lieu of its 2022 annual meeting of stockholders (the “special meeting”). On September 6, 2022, the record date for the special meeting, there were 14,375,000 shares of common stock of the Company entitled to be voted at the special meeting, approximately 94% of which were represented in person or by proxy at the special meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the special meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend (the “Charter Amendment”) the Company’s Charter by allowing the Company to extend (the “Extension”) the date by which it has to consummate a business combination (the “Combination Period”) for an additional three (3) months, from October 5, 2022 to January 5, 2023, by depositing into the trust account (the “trust account”) $350,000 (the “Extension Payment”) for the three-month extension, and thereafter to extend the Combination Period up to six (6) times by an additional month each time (or up to July 5, 2023) by depositing into the trust account $120,000 for each additional month extension. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,223,393	1,315,522	752,889	1,225,022

2. Trust Amendment Proposal

The stockholders approved the proposal to amend (the “Trust Amendment” and together with the Charter Amendment, the “Extensions”) the Trust Agreement, allowing the Company to extend the Combination Period for an additional three (3) months, from October 5, 2022 to January 5, 2023 (the “Trust Amendment”), by depositing into the trust account the Extension Payment for the three-month extension, and thereafter to extend the Combination Period up to six (6) times by an additional month each time (or up to July 5, 2023) by depositing into the trust account $120,000 for each additional month extension. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,223,393	1,315,522	752,889	1,225,022

3.  Director Proposal

The stockholders re-elected five directors to the Company’s board of directors, with each such director to serve until the second annual meeting of stockholders following the special meeting or until his or her successor is elected and qualified. The voting results were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Jonas Grossman	9,936,371	2,355,433	1,225,022
Frances Heller	11,057,270	1,234,534	1,225,022
William McKeever	9,936,371	2,355,433	1,225,022
James R. Neal	10,982,771	1,309,033	1,225,022
Sandip Patel	11,057,270	1,234,534	1,225,022

4. Auditor Proposal

The stockholders ratified the selection by the Company’s audit committee of Marcum, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,201,308	1,034,534	280,984	—

Item 8.01. Other Events.

In connection with the votes to approve the Extensions, the holders of 9,480,616 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.13 per share, for an aggregate redemption amount of approximately $96.1 million, leaving approximately $20.5 million in the trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Monterey Bio Acquisition Corporation, dated September 29, 2022.
10.1	Amendment to the Investment Management Trust Agreement, dated September 29, 2022, by and between Monterey Bio Acquisition Corporation and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monterey Bio Acquisition CorpORaTION

	By:	/s/ Sanjeev Satyal
Name: Sanjeev Satyal
Title: Chief Executive Officer

Date: September 30, 2022

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